UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 1, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

               Effective January 1, 2007, Unifi Manufacturing, Inc. ("UMI"), a North Carolina corporation and wholly owned subsidiary of Unifi, Inc. (the "Company"), completed its acquisition of certain assets and assumed certain liabilities from Dillon Yarn Corporation, a South Carolina corporation ("Dillon"), related to or used in Dillon's textured nylon and  polyester yarn businesses (the "Acquisition").  The Acquisition was consummated pursuant to the previously filed Asset Purchase Agreement between UMI and Dillon dated October 25, 2006 (the "Purchase Agreement"), subsequently amended pursuant to an Amendment to Purchase Agreement dated as of January 1, 2007 (the "Amendment").  A copy of the Amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The aggregate consideration paid in connection with the Acquisition was approximately $62.5 million, consisting of a combination of approximately $42.0 million in cash, subject to post-closing adjustment, and approximately 8.3 million shares of common stock of the Company valued at approximately $20.5 million.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 10.2

Asset Purchase Agreement dated October 25, 2006, incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 25, 2006.

Amendment to Asset Purchase Agreement dated as of January 1, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                       UNIFI, INC.

                                                                                       By:  /s/ CHARLES F. MCCOY
                                                                                       Charles F. McCoy
                                                                                       Vice President, Secretary and General Counsel

Dated:  January 4, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1 10.2

Asset Purchase Agreement dated October 25, 2006, incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 25, 2006.

Amendment to Asset Purchase Agreement dated as of January 1, 2007.